                                                                    EXHIBIT 10.Q

                             ---------------------
                                      Aon

                             DEFERRED COMPENSATION
                                     PLAN
                             ---------------------

                        AON DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS




                                                                PAGE
                                                                ----
SECTION 1    DEFINITION OF TERMS
- ---------    -------------------
1.01         Accounts...........................................  2
1.02         Aon Common Stock Account...........................  2
1.03         Aon General Account................................  2
1.04         Beneficiary........................................  2
1.05         Board..............................................  2
1.06         Change of Control..................................  2
1.07         Code...............................................  3
1.08         Committee..........................................  3
1.09         Company............................................  3
1.10         Compensation.......................................  3
1.11         Employee...........................................  3
1.12         Participant........................................  4
1.13         Performance........................................  4
1.14         Plan...............................................  4
1.15         Subsidiary.........................................  4

SECTION 2    ELIGIBILITY AND PARTICIPATION
- ---------    -----------------------------

2.01         Eligibility........................................  4
2.02         Participation......................................  4

SECTION 3    ELECTION TO DEFER
- ---------    -----------------

3.01         Irrevocable Election...............................  5
3.02         First Calendar Year Election.......................  5
3.03         Election as to Period Deferral.....................  5
3.04         Election as to Aon Common Stock Account or
               Aon General Account..............................  5
3.05         Failure to Make an Election........................  5

SECTION 4    DEFERRED COMPENSATION AMOUNTS
- ---------    -----------------------------

4.01         Deferral Period Subaccounts........................  6
4.02         Amounts Credited to the Aon Common Stock
               Account..........................................  6
4.03         Amounts Credited to the Aon General Account........  6
4.04         Dividends Credited to Aon Common Stock Account.....  7

SECTION 5    METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION
- ---------    -----------------------------------------------

5.01         Election of Distribution...........................  7
5.02         Method of Distribution.............................  7
5.03         Installment Payments...............................  8
5.04         Termination of Employment Prior to
               Distribution Date................................  8
5.05         Hardship Withdrawals...............................  8
5.06         Distribution Upon Death after Payments
               Have Commenced...................................  9
5.07         Distribution to Beneficiaries......................  9
5.08         Distributions from Aon Common Stock Account........ 10

SECTION 6    MISCELLANEOUS
- ---------    -------------

6.01         Other Benefit Plans................................ 10
6.02         Participant's Rights............................... 10
6.03         Change of Control.................................. 11
6.04         Nonalienability and Nontransferability............. 11
6.05         Plan Administrator................................. 12
6.06         Amendment and Termination.......................... 12

SECTION 7    GENERAL PROVISIONS
- ---------    ------------------

7.01         Notices............................................ 12
7.02         Controlling Law.................................... 12
7.03         Gender and Number.................................. 12
7.04         Captions........................................... 13
7.05         Action by the Company.............................. 13
7.06         Facility of Payment................................ 13
7.07         Withholding Payroll Taxes.......................... 13
7.08         Severability....................................... 13
7.09         Liability.......................................... 13
7.10         Successors......................................... 14
7.11         Unfunded Status of the Plan........................ 14

                        Aon Deferred Compensation Plan
                        ------------------------------



                                 Preamble
                                 --------


       The name of this plan is the Aon Deferred Compensation Plan (the "Plan"). Its purpose is to provide certain select management or highly compensated employees of Aon Corporation and its subsidiaries with the opportunity to defer amounts earned as an employee. The Plan shall be effective as of October 1, 1994.


                                   SECTION 1
                                   ---------

                                  DEFINITIONS
                                  -----------


       1.01 "Accounts" shall mean the Aon Common Stock Account and the Aon General Account.

       1.02 "Aon Common Stock Account" shall mean the account established on the books of the Company or a Subsidiary for a Participant who has elected to defer Compensation or the Performance Bonus, as if such deferral had been invested in whole and fractional shares of Aon common stock.

       1.03 "Aon General Account" shall mean the account established on the books of the Company or a Subsidiary for a Participant who has elected to defer Compensation or to defer a Performance Bonus as if such deferral had been invested in accordance with Section 4.03.

       1.04 "Beneficiary" shall mean the beneficiary or beneficiaries designated by the Participant to receive the amount, if any, payable under the Plan upon the death of the Participant.

       1.05    "Board" shall mean the board of directors of the Company.

       1.06    "Change of Control" shall mean:

               (a) the purchase or other acquisition by any person (as defined by (S)(S) 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Act") or any comparable successor provisions) of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of 20% or more of either the outstanding shares of common stock or the combined voting power of the

               Company's then outstanding voting securities entitled to vote generally; or

               (b) the consummation of a merger or equivalent combination in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Aon common stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Aon common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

               (c) the election by stockholders of members of the Board 20% or more whom are persons who were not nominated in the most recent proxy statement of the Company; or

               (d) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

       1.07    "Code"  shall mean the Internal Revenue Code of 1986, as amended.

       1.08 "Committee" shall mean the Organization and Compensation Committee of the Board (or such successor committee of the Board as shall from time to time have responsibility for compensation matters).

       1.09    "Company"  shall mean Aon Corporation.

       1.10 "Compensation" shall mean the following types of earnings paid to an Employee for his service on behalf of the Company or the
               Subsidiaries: salary and fixed base compensation including compensation for overtime, and net commission, renewal and override compensation. Compensation shall be determined before excluding any pretax deferrals for retirement, health, welfare, death, insurance, or similar plans of the Company.

               The following shall not be included in Compensation: (i) deferred commission payments; (ii) bonuses; (iii) stock awards; (iv) expense reimbursements; (v) income from exercise of stock options; (vi) distributions from, and Company or Subsidiary contributions to, the Aon Savings Plan, the Aon Employee Stock Ownership Plan, the Aon Pension Plan or any other Company or Subsidiary fund or plan providing retirement, health, welfare, death, insurance or similar benefits; (vii) amounts paid to an Employee in respect to employment during which he is not permanently employed within the United States or its possessions; and (viii) amounts previously deferred under the terms of the Plan.

       1.11 "Employee" shall mean any United States staff employee of the Company and its Subsidiaries.

       1.12 "Participant" shall mean any eligible Employee who elects to participate in the Plan pursuant to Section 2.

       1.13 "Performance Bonus" shall mean any amount paid by the Company or a Subsidiary to an Employee pursuant to periodic individual performance appraisals or a formal contractual bonus program.

       1.14    "Plan" shall mean the Aon Deferred Compensation Plan.

       1.15 "Subsidiary" shall mean any corporation of which 50% or more of the voting stock is owned or controlled, directly or indirectly, by the Company or by one or more of such corporations.



                                   SECTION 2
                                   ---------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------


       2.01 Eligibility. Any Employee of the Company or a Subsidiary who received wages or compensation as reported on Box 1 of IRS Form W-2 of $125,000 or more in the prior calendar year or whose rate of annual base pay in the current calendar year is $125,000 or more shall be eligible to participate in the Plan in accordance with the requirements of Section 2.02, unless otherwise decided by the Committee. In addition, other select management or highly compensated Employees may be eligible to participate at the option of the Committee.

       2.02. Participation. Every eligible Employee shall become a Participant after making an irrevocable election to participate as described in Sections 3.01 or 3.02 and as of the first day of the first period for which amounts are deferred. Where the context so requires, an individual for whose benefit an account is being maintained under this Plan shall also be deemed to be a Participant. The Company will establish an Aon Common Stock Account and Aon General Account, as applicable, for each Participant. Such accounts shall be book entries maintained by the Company or its Subsidiaries, and the existence of such book entries shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company or the Subsidiary and the Employee or Beneficiary.

                                   SECTION 3
                                   ---------

                               ELECTION TO DEFER
                               -----------------


       3.01 Irrevocable Election. On or before December 31 of any year, each Employee eligible to participate in the Plan shall be entitled to make an irrevocable election to defer receipt of: (i) any whole percentage of Compensation otherwise payable from the Company or a Subsidiary for the following calendar year; and (ii) any whole percentage of a Performance Bonus to be earned in the following calendar year.

       3.02 First Calendar Year Election. Within 30 days after the later of the date the Plan is effective or the date the Employee first becomes eligible to participate in the Plan, each Employee eligible to participate shall be entitled to make an irrevocable election to defer (i) any whole percentage of Compensation not yet payable; and (ii) any whole percentage of a Performance Bonus not yet earned.

       3.03 Election as to Period of Deferral. Each Employee shall also make, within the time specified in Section 3.01 or 3.02, an irrevocable election as to the period of deferral and distribution in accordance with Section 5.

       3.04 Election as to Aon Common Stock Account or Aon General Account. Each Employee shall also make, within the time specified in
               Section 3.01 or 3.02, (i) an election as to the allocation of the full amount of deferred Compensation to the Aon Common Stock Account or to the Aon General Account; (ii) an election as to the allocation of the full amount of the deferred Performance Bonus to the Aon Common Stock Account or to the Aon General Account; and, if the Participant desires, (iii) a similar election to reallocate balances in the Aon Common Stock Account and Aon General Account.

       3.05    Failure to Make an Election.   The elections set forth in any
               notice described in Sections 3.01 through 3.03 shall pertain only to the period for which they are made, and if no election is made for a period no deferral will be made. In the event an Employee fails to specify an allocation of Compensation or of the Performance Bonus, 100% of the deferred portion of such Employee's Compensation or Performance Bonus shall be credited to the Aon General Account.

                                   SECTION 4
                                   ---------

                         DEFERRED COMPENSATION AMOUNTS
                         -----------------------------


       4.01 Deferral Period Subaccounts. Separate subaccounts under the Aon Common Stock Account and under the Aon General Account for each deferral period shall be established and maintained for each Participant. Such subaccounts shall reflect the amount deferred for each deferral period specified in each election form by the Participant. In the event two or more subaccounts reflect deferred amounts which are to be paid at the same time, all such subaccounts shall be aggregated into a single subaccount.

       4.02 Amounts Credited to the Aon Common Stock Account. With respect to an Employee's election to defer any portion of Compensation or the Performance Bonus, a Participant's Aon Common Stock Account will be credited with such additions as the Participant has elected to defer to such account. For purposes of crediting Compensation or the Performance Bonus, deferred amounts shall be assumed to have been invested in Aon common stock. The amount of shares so credited will be determined by dividing the deferred amount of the Participant's Compensation or Performance Bonus by the fair market value of Aon common stock on the New York Stock Exchange for the day such Compensation or Performance Bonus would have been payable to the Participant had it not been deferred. Fair market value on any day is the average of the highest and lowest price at which the stock was sold on the New York Stock Exchange that day. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments to prevent dilution or enlargement of rights, as it may deem appropriate, in the number and class of shares so credited.

       4.03    Amounts Credited to the Aon General Account.   With respect to an
               Employee's election to defer any portion of Compensation or of a Performance Bonus, a Participant's Aon General Account will be credited with such additions as the Participant has elected to defer to such account. For purposes of computing such addition, deferred amounts shall be credited as of the day such Compensation or Performance Bonus would have been payable to the Participant had it not been deferred, and such deferrals shall be credited with interest, compounded semiannually, at the annual rate determined as of January 1 and July 1 of each year by averaging the one-year Treasury bill yield as published monthly by the Federal Reserve Bank of St. Louis on a bank discount basis through the secondary market for the last six months immediately prior thereto. The rate of interest shall be so determined by the Committee but may be modified by the Board at any time in its exclusive discretion, with prospective effect but with respect to all prior and all future deferrals; provided, however, that no such modification may be implemented without advance notice to Participants affected by the modification.

               Such deferred amounts shall be deemed to earn interest from the date of crediting until the last day of the month preceding (i) the Elected Distribution Date (as defined in Section 5.02) and every 12-month anniversary of the Elected Distribution Date in the case of installment payments; (ii) the Termination Distribution Date (as defined in Section 5.04) and every 12-month anniversary of the Termination Distribution Date in the case of installment payments; or (iii) the hardship distribution date, whichever is applicable.

       4.04 Dividends Credited to Aon Common Stock Account. As of each dividend payment date, each Participant's Aon Common Stock Account shall be credited with the dividends that would be paid with respect to Aon common stock on the dividend payment date as if the Participant owned the stock credited to the Aon Common Stock Account. Dividends will be credited as if reinvested in whole or fractional shares on the dividend date.



                                   SECTION 5
                                   ---------

                METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION
                -----------------------------------------------


       5.01 Election of Distribution. Any amount deferred for any period plus any earnings or dividends attributable thereto shall be payable under the method selected by the Participant under
               Section 5.02, unless the Participant terminates employment before the Elected Distribution Date (as defined below) or receives a hardship withdrawal in accordance with Section 5.05 before the period of deferral has expired.

       5.02 Method of Distribution. At the time the Participant elects to defer Compensation or the Performance Bonus pursuant to Section 3, the Participant shall also make an irrevocable election as to
               (i) the beginning date of distribution with respect to amounts so credited to the Accounts of the Participant; and (ii) the number of annual installments, not in excess of ten, over which such distribution will be made. Payments, subject to the provisions of Sections 5.04 and 5.05, shall commence within 30 days following the date of distribution specified by the Participant in his or her deferral election (the "Elected Distribution Date"); provided, however, that the Committee may in its sole discretion determine that payment shall be made over a shorter or longer period or in more frequent installments, or commence on an earlier or later date, or any or all of the above. Each installment shall be withdrawn proportionately from the Aon Common Stock Account and the Aon General Account.

       5.03 Installment Payments. The first annual installment shall be paid within the 30-day period following the Elected Distribution Date or following the Termination Distribution Date, whichever is applicable. Subsequent annual installments shall be paid within the 30-day period following the end of each 12-month anniversary of the Elected Distribution Date or Termination Distribution Date, whichever is applicable. The amount of the first payment shall be a fraction of the total balances of the Participant's Accounts for such period (with interest credited in accordance with Section 4.03; with dividends credited in accordance with
               Section 4.04, and with Aon common stock as valued under Section 5.08), the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the total balances of the Participant's Accounts similarly computed for each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments remaining.

       5.04 Termination of Employment Prior to Distribution Date. If the Participant terminates employment for any reason prior to the Elected Distribution Date, payments shall commence within the 30-day period following the first business day of the first calendar year following the year in which employment terminated (the "Termination Distribution Date"), and distributions shall be made in the same number of annual installments as had been elected by the Participant at the time of the deferral election; provided, however, that the Committee may, in its sole discretion, determine that distribution to a terminated employee shall commence on any earlier or later date.

       5.05 Hardship Withdrawals. If a Participant or Beneficiary would otherwise suffer severe financial hardship and distribution of amounts credited to the Accounts has not yet commenced, deferral of amounts may be suspended and payment of amounts credited to the Accounts shall commence within 30 days following the determination of the Committee that such hardship resulted from an unforeseeable emergency that is caused by an event beyond the control of the Participant or Beneficiary. Such suspension or withdrawal may not exceed the amount necessary to meet the emergency.

               For purposes of this section, "unforeseeable emergency" is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Internal Revenue Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of a Participant. Payment may not be made to a Participant to the extent that such hardship is or may be relieved:

               (a) through reimbursement or compensation by insurance or otherwise;

               (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

       5.06 Distribution Upon Death after Payments Have Commenced. If any Participant dies before receiving all amounts credited to such Participant's Accounts, the unpaid amounts in the Participant's Accounts shall be paid to the Participant's Beneficiary or Beneficiaries in accordance with the last effective beneficiary designation form filed by the Participant with the Company. Such unpaid amounts shall be paid in the same manner and at the same time as had been elected by the Participant prior to such Participant's death.

       5.07 Distribution to Beneficiaries. Each Participant shall file with the Company a form indicating the person, persons, or entity which are to receive the Participant's benefits under the Plan if the Participant dies before receiving all the balances in his Accounts. A Participant's beneficiary designation may be changed at any time prior to death by execution and delivery of a new beneficiary designation form. If a Participant has failed to designate a Beneficiary, the amounts payable hereunder shall be made to such person or persons who, as of the date payment is to be made under this Plan, would receive distribution of the Participant's account balances, if any, under the terms of the Aon Savings Plan, or, if the Participant is not a participant in the Aon Savings Plan at the time of his death or if the Beneficiary fails to survive the Participant, payment shall be made in a lump sum to the estate of the Participant. A Beneficiary who fails to survive a Participant by at least 10 days shall be deemed to have predeceased the Participant.

       5.08 Distributions from Aon Common Stock Account. The form of distribution from the Aon Common Stock Account may be elected by the Participant no fewer than 30 days prior to distribution, or, in the case of hardship pursuant to Section 5.05, at the time the Committee determines hardship. Distributions from the Aon Common Stock Account may be made in cash, in Aon common stock, or in a combination of cash and Aon common stock; provided, however, that the Committee, in its sole discretion, may modify such election and determine the form of distribution. To the extent each installment payment will be paid in cash, the cash value of the Aon common stock credited to the Aon Common Stock Account shall be obtained by multiplying the number of full and fractional shares to be converted to cash by the average market price of Aon common stock on the New York Stock Exchange for the last business day of the month immediately preceding: (a) in the case of the first annual installment, the Elected Distribution Date or the Termination Distribution Date, whichever is applicable; (b) in the case of subsequent installments, the 12-month anniversary of the Elected Distribution Date or the 12-month anniversary of the Termination Distribution Date, whichever is applicable; or (c) the hardship determination date.



                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------


       6.01 Other Benefit Plans. The amount of each Participant's Compensation or Performance Bonus which the Participant elects to defer under the Plan shall be deemed compensation for the purpose of calculating the amount of a Participant's benefits or contributions under all retirement and welfare benefit plans sponsored by the Company and the Subsidiaries, except to the extent not permitted under such retirement or welfare benefit plan and except to the extent not permitted under the Code.

               No amount distributed to a Participant from a Participant's Accounts under this Plan shall be deemed to be compensation with respect to a Participant's entitlement to benefits under any employee benefit plan established by the Company or the Subsidiaries for its employees unless otherwise specifically provided in such plan.

       6.02 Participant's Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the Company's or a Subsidiary's service or to any benefits not specifically provided by the Plan. Neither a Participant nor a Beneficiary shall have any interest in the deferred compensation or earnings credited to his accounts. All amounts deferred or otherwise held for the account of a Participant or a Beneficiary under the Plan shall remain the sole property of the Company or Subsidiary. With respect to such amounts, the Participant or Beneficiary is merely a general creditor, and any obligation of the Company or Subsidiary hereunder is purely contractual and shall not be funded or secured in any way, except as described in
               Section 6.03.

               In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Company shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Company shall afford a Participant or Beneficiary whose claim for benefits has been denied 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Committee. If the Participant or Beneficiary appeals the decision in writing within 60 days, the Committee shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal all within 60 days of such appeal.

       6.03 Change of Control. Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 45 days following the Change of Control, establish an irrevocable grantor trust: (a) subject to the claims of the Company's creditors; (b) with respect to which the Participants and Beneficiaries have only the rights of unsecured general creditors and receive no title or beneficial ownership; (c) under which benefits payable may not be assigned, alienated, pledged, attached or encumbered by the Participant or Beneficiary; and (d) in substantial compliance with the required provisions of Revenue Procedure 92-64, 1992-33 I.R.B. 11, of the Internal Revenue Service (or any comparable successor procedure).

               At the same time, the Company shall make a contribution to such trust in an amount that is sufficient to pay each Participant or Beneficiary the benefits to which such Participants and Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. Any payments made to a Participant under the trust for his benefit shall reduce dollar for dollar the amount payable to the Participant or Beneficiary from the general assets of the Company.

               Upon the occurrence of a Change of Control, this Plan may not be amended until all accounts have been paid in full and may be terminated only if all accounts have been paid in full.

       6.04 Nonalienability and Nontransferability. The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered, or be subject in any manner to alienation or anticipation. No Participant may borrow against his Accounts. No Accounts shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary, including any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

       6.05 Plan Administrator. The administrator of the Plan shall be the Committee, which shall have authority to adopt rules and regulations for carrying out the Plan, to delegate its administrative responsibilities as it shall, from time to time, deem advisable, and to interpret, construe, and implement the provisions thereof. Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive.

       6.06 Amendment and Termination. The Plan may, at any time (except as provided in Section 6.03 upon a Change of Control), be amended, modified, or terminated by action of the Board. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in his or her Accounts.



                                   SECTION 7
                                   ---------

                              GENERAL PROVISIONS
                              ------------------


       7.01 Notices. All notices to the Company hereunder shall be delivered to the attention of the Secretary of the Company. Any notice or filing required or permitted to be given to the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company at the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

       7.02 Controlling Law. Except to the extent superseded by federal law, the laws of Illinois shall be controlling in all matters relating to the Plan.

       7.03 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

       7.04 Captions. The captions of Sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning of construction of any of its provisions.

       7.05 Action by the Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board or any person or persons authorized by resolution of its Board.

       7.06 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Company, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Company may select.

       7.07 Withholding Payroll Taxes. To the extent required by the laws in effect at the time distributions or contributions are made to this Plan, the Company shall withhold from such payments any taxes required to be withheld for federal, state, or local government purposes. A participant shall have the duty to pay to the Company or the Subsidiary an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company or a Subsidiary as a result of the distribution to the Participant of shares of stock. Such shares shall not be delivered to the Participant until such time as such payment has been made.

       7.08 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Internal Revenue Code), but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan shall remain in full force and effect.

       7.09 Liability. No member of the Board, no employee of the Company or a Subsidiary, and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company will fully indemnify and hold the members of the Committee harmless from any liability hereunder, except in circumstances involving a Committee member's bad faith, gross negligence, or fraud. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligation or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel.

       7.10 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

       7.11 Unfunded Status of the Plan. Except as provided in Section 6.03, any and all payments made to the Participant pursuant to the Plan shall be made only from the general assets of the Company or a Subsidiary. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company or the Subsidiaries. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.

       IN WITNESS WHEREOF, Aon Corporation hereby adopts the Aon Deferred Compensation Plan, effective as set forth above, as of this 11th day of October, 1994.

                                         Aon CORPORATION


                                         By: /s/ Abdul L. Regala
                                             -----------------------------
                                             Abdul L. Regala

                            First Amendment to the

                        Aon Deferred Compensation Plan
                        ------------------------------


     Whereas, the Board of Directors of Aon Corporation desires to amend the Aon Deferred Compensation Plan (the "Plan") pursuant to the Board's authority to do so under Section 6.05 of the Plan;

     Now, therefore, the Plan is amended as follows effective as of December 1, 1994:


     Section 4.05.  A new Section 4.05 shall be added to read as follows:

     4.05 Company Match.   The Company, at its discretion, may credit to the
          Accounts of selected Participants an additional amount equal to a specified percentage of the amount of Compensation deferred by the Employee or a specified dollar amount (the "Company Match") during the calendar year in which the Company Match is credited. The following rules shall apply:

               (a) the Company Match for any year shall be subject to the same elections regarding the periods of deferral and distribution and regarding allocation to the Accounts as the amount of Compensation irrevocably deferred by the Employee under Sections
               3.01 or 3.02 during the year in which the Company Match is credited;

               (b) the Company Match shall be subject to the rules regarding crediting under Section 4 and distributions under Section 5; provided, however, that no hardship withdrawals under Section
               5.06 shall be available either as to the Company Match or as to earnings or dividends attributable thereto; and

               (c) the amount of the Company Match credited in each separate year shall vest separately and in accordance with the schedule set forth below, together with earnings or dividends attributable to that year's Company Match; provided, however, that such other restrictions as the Company may place upon crediting, vesting or distribution shall be satisfied:

               ============================================
               Completed Years of        Percent Vested
                   Continuous            --------------
                   Employment
                   ----------
               ============================================
               Less than 3 years                 0%
               --------------------------------------------
                       3                        20%
               --------------------------------------------
                       4                        30%
               --------------------------------------------
                       5                        40%
               --------------------------------------------
                       6                        50%
               --------------------------------------------
                       7                        60%
               --------------------------------------------
                       8                        70%
               --------------------------------------------
                       9                        80%
               --------------------------------------------
                       10                      100%
               ============================================

               For these purposes, "Continuous Employment" shall be computed separately, with respect to each year's credited Company Match, to determine the vested percentage. For each year's separate Company Match, "Continuous Employment" shall mean the total period of time that an individual has served as an Employee of the Company or of a Subsidiary beginning on the date an Employee's account is first credited with the particular Company Match for which vesting is being computed and ending on the date an employee quits, retires, is discharged or dies. A "Completed Year of Continuous Employment" shall refer to a 12-month period during which a Participant has been continuously employed. If a prior Participant is reemployed and again becomes a Participant, Continuous Employment after the date of reemployment shall not be taken into account for purposes of determining such Participant's nonforfeitable interest in the Company Match or in earnings or dividends attributable thereto and accrued prior to the date of reemployment.

     IN WITNESS WHEREOF, Aon Corporation hereby adopts this First Amendment to the Aon Deferred Compensation Plan, effective as set forth above, as of this 16th day of Dec., 1994.



                                    Aon CORPORATION

                                        /s/ Abdul L. Ragala
                                    By:_________________________________
                                    Executive Vice President